BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

050106

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

Filed in the office of	Document Number
Barbara K. Cegavske	20160254445-93
Secretary of State	Filing Date and Time: 06/06/2016 9:59 AM
State of Nevada	Entity Number: E0253702016-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)
CAPWEST INCOME LLC
Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)
☐ Commercial Registered Agent: ______ Name
☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

ERIC MARSHALL
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
2015 EAST WINDMILL LANE	LAS VEGAS	Nevada	89123

Mailing Address (if different from street address)	City	State	Zip Code
2015 EAST WINDMILL LANE	LAS VEGAS	Nevada	89123

3. Dissolution Date: (optional)
Latest date upon which the company is to dissolve (if existence is not perpetual): ______

4. Management: (required)
Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) GREG HERLEAN
Name

Street Address	City	State	Zip Code
2009 E WINDMILL LANE	LAS VEGAS	NV	89123

2) ______
Name

Street Address	City	State	Zip Code

3) ______
Name

Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

GREG HERLEAN — Name
X GREG HERLEAN — **Organizer Signature**

Address	City	State	Zip Code
2009 E WINDMILL LANE	LAS VEGAS	NV	89123

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X ERIC MARSHALL — **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**
6/6/2016 — Date

This form must be accompanied by appropriate fees.